UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 10, 2013

GIGAMON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35957	26-3963351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

598 Gibraltar Drive

Milpitas, California 95035

(Address of principal executive offices, including zip code)

(408) 263-2022

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of New Director

On December 10, 2013, the Board of Directors (the “Board”) of Gigamon Inc. (the “Company”) elected John H. Kispert to serve as a member of the Board, effective immediately. Mr. Kispert will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2016. In addition, Mr. Kispert was appointed as a member of the Audit Committee of the Board (the “Audit Committee”), effective immediately. Mr. Kispert will replace Michael C. Ruettgers on the Audit Committee. Mr. Ruettgers will continue to serve on the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board.

Mr. Kispert, age 50, has served as president, chief executive officer and member of the board of directors of Spansion Inc., a manufacturer of flash memory products, since February 2009, as well as interim chief financial officer from April 2009 to May 2009. From 1995 to January 2009, Mr. Kispert served in a number of finance and operational roles at KLA-Tencor Corporation, a supplier of semiconductor manufacturing process control and yield management solutions, including serving as president and chief operations officer from January 2006 to January 2009 and also serving as executive vice president and chief financial officer from March 2000 to December 2005. In addition to serving on the board of directors of Spansion, Mr. Kispert also currently serves on the board of directors of Extreme Networks, Inc., a network hardware company. Mr. Kispert holds a B.A. degree in Political Science from Grinnell College and a M.B.A. from the University of California, Los Angeles.

In connection with his election to the Board, the Company entered into an offer letter with Mr. Kispert, pursuant to which Mr. Kispert was granted an option to purchase 33,000 shares of the Company’s common stock, equal to 0.106% of the Company’s then outstanding common stock, with a $29.47 exercise price per share based on the closing price of the Company’s common stock on December 10, 2013. The option will vest in equal annual installments over a three-year period following Mr. Kispert’s appointment to the Board, subject to Mr. Kispert’s continued service on the Board on each applicable vesting date. The option is subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan and the related option agreement. Furthermore, in accordance with the Company’s Outside Director Compensation Policy, Mr. Kispert is also entitled to additional cash and equity compensation for his service on the Board and its committees.

Mr. Kispert also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-182662) filed with the Securities and Exchange Commission on May 29, 2013.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, between the Company and John Kispert, dated November 20, 2013

10.2*	Form of Indemnification Agreement between the Company and its directors and officers

*	Incorporated by reference to Exhibit 10.1 filed with the Company’s Registration Statement on Form S-1 (File No. 333-182662), filed with the Securities and Exchange Commission on May 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGAMON INC.

By:	/s/ Duston M. Williams
Duston M. Williams Chief Financial Officer

Date: December 12, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, between the Company and John Kispert, dated November 20, 2013

10.2*	Form of Indemnification Agreement between the Company and each of its directors and officers

*	Incorporated by reference to Exhibit 10.1 filed with the Company’s Registration Statement on Form S-1 (File No. 333-182662), filed with the Securities and Exchange Commission on May 29, 2013.